Exhibit 99.1

AGREEMENT RELATING TO THE FILING OF A JOINT STATEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned does hereby consent and agree to the joint filing on behalf of each of them of a statement on Schedule 13G and all amendments thereto with respect to the Common Stock of Affirmative Insurance Holdings, Inc. beneficially owned by each of them, and the inclusion of this Joint Filing Agreement as an exhibit thereto.

Dated: February 14, 2008

LONG MEADOW HOLDINGS, L.P.

By:

Long Meadow Investors, LLC

General Partner of Long Meadow Holdings, L.P.

By:

________________________________________

Jonathan W. Old, III

Managing Member of Long Meadow Investors, LLC

LONG MEADOW INVESTORS, LLC

By:

__________________________________________

Jonathan W. Old, III

Managing Member

_______________________________________

Jonathan W. Old, III

_______________________________________

Michael J. Moss